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                                                                     EXHIBIT 4.4

                         SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of November 12, 1999, by and among Falcon Communications, L.P., a California limited partnership ("FCLP"), Falcon Funding Corporation, a California corporation ("FFC"), CC VII Holdings, LLC, a Delaware limited liability company ("CCLLC"), and United States Trust Company of New York, as trustee (the "Trustee").

                                   WITNESSETH:

         WHEREAS, as of the date hereof, FCLP is to be merged with and into CCLLC, with CCLLC surviving the merger as successor-in-interest to FCLP;

         WHEREAS, pursuant to Section 5.01(ii) of that certain Indenture dated as of April 3, 1998, as amended by the First Supplemental Indenture dated as of September 30, 1998, by and among FCLP, FFC, and the Trustee, relating to the 8.375% Senior Debentures due 2010 and the 9.285% Senior Discount Debentures due 2010 (the "Indenture"), FCLP may not consolidate or merge with or transfer all or substantially all of its assets to any Person unless such Person assumes all of the obligations of FCLP under the Debentures and the Indenture, and any remaining obligations of FCLP and Falcon Holding Group, L.P., a Delaware limited partnership ("FHGLP"), under the Registration Rights Agreement;

         WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture according to its terms and the terms of the Indenture have been done.

         NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Definitions. All capitalized terms used herein without definition herein shall have the meanings ascribed to such terms in the Indenture.

Section 2. Assumption of Obligations. CCLLC hereby expressly assumes all of the obligations of FCLP under the Debentures and the Indenture, and any remaining obligations of FCLP and FHGLP under the Registration Rights Agreement. The Indenture is hereby amended in accordance with the preceding sentence.

Section 3. Governing Law. The laws of the State of New York shall govern this Supplemental Indenture, without regard to the choice of law provisions thereof.

Section 4. Counterparts. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 5. Ratification. Except as expressly amended hereby, each provision of the Indenture shall remain in full force and effect and, as amended hereby, the Indenture is in all respects agreed to, ratified, and confirmed by each of the Issuers and the Trustee.



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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                           FALCON COMMUNICATIONS, L.P.

                                 By: Charter Communications Holding Company, LLC
                                 Its: General Partner

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                           FALCON FUNDING CORPORATION

                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------


                           CC VII HOLDINGS, LLC

                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------


                           UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------